                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

         The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                                                                  State or Other
                                                                                                   Jurisdiction
Subsidiary                                                                                       of Incorporation
--------------                                                                                 --------------------
ACCO World Corporation                                                                         Delaware
    ACCO Brands, Inc.                                                                          Delaware
    ACCO Canada Inc.                                                                           Ontario, Canada
    ACCO Europe PLC                                                                            England
       ACCO Australia Pty. Limited                                                             Australia
       ACCO Eastlight Limited                                                                  England
       ACCO-Rexel Limited (1)                                                                  Republic of Ireland
       ACCO UK Limited                                                                         England
         Hetzel Vermogensverwaltungs GmbH                                                      Germany
             Hetzel GmbH & Co. KG (Limited Partnership)                                        Germany
         ACCO France S.A.S.                                                                    France
    ACCO Mexicana S.A. de C.V.                                                                 Mexico
    Boone International, Inc.                                                                  Delaware
    Day-Timers, Inc.                                                                           Delaware
       Day-Timers of Canada, Ltd.                                                              Canada
       Day-Timers Pty. Limited                                                                 Australia
       ACCO Italia S.p.A.                                                                      Italy
    Polyblend Corporation                                                                      Delaware
Acushnet Company                                                                               Delaware
    Acushnet Cayman Limited                                                                    Cayman Islands
       Acushnet Lionscore, Ltd. (2)                                                            Cayman Islands
    Acushnet Foot-Joy (Thailand) Limited                                                       Thailand
    Acushnet Foreign Sales Corporation                                                         Barbados
    Acushnet International Inc.                                                                Delaware
       Acushnet Canada Inc.                                                                    Canada
         Acushnet Manufacturing Inc./Fabrication
             Acushnet Inc.                                                                     Canada

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1        66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by
         ACCO World Corporation.

2        40% owned by Acushnet Cayman Limited.

                                                                                                  State or Other
                                                                                                   Jurisdiction
Subsidiary                                                                                       of Incorporation
--------------                                                                                 --------------------
       Acushnet Golf Thailand Ltd.                                                             Thailand
       Acushnet Japan, Inc.                                                                    Japan
       Acushnet Limited                                                                        England
         Acushnet-Danmark ApS                                                                  Denmark
         Acushnet France S.A.                                                                  France
         Acushnet GmbH                                                                         Germany
         Acushnet Nederland B.V.                                                               Netherlands
         Acushnet Osterreich GmbH                                                              Austria
         Acushnet South Africa (Pty.) Ltd.                                                     South Africa
         Acushnet Sverige AB                                                                   Sweden
         Cobra U.K. Ltd.                                                                       England
       Acushnet Singapore Pte Ltd.                                                             Singapore
    Cobra Golf Incorporated                                                                    Delaware
    Titleist and Footjoy (Thailand) Limited                                                    Thailand
Fortune Brands Finance Canada Ltd.                                                             Ontario, Canada
Fortune Brands Finance UK plc                                                                  England
Fortune Brands International Corporation                                                       Delaware
Jim Beam Brands Worldwide, Inc. (3)                                                            Delaware
    Alberta Distillers Limited                                                                 Alberta, Canada
       475938 Alberta Ltd.                                                                     Alberta, Canada
       Cambridge Distillers Limited                                                            Ontario, Canada
       Carrington Distillers Limited                                                           Ontario, Canada
       Featherstone & Co. Limited                                                              Ontario, Canada
       Windsor Distillers Ltd.                                                                 Alberta, Canada
    Bourbon Warehouse Receipts, Inc.                                                           Delaware
       Bourbon Warehouse Netherlands B.V.                                                      Netherlands
         Jim Beam Brands Netherlands B.V.                                                      Netherlands
             Maxxium Worldwide B.V. (4)                                                        Netherlands
         Jim Beam Brands Australia Pty. Limited                                                Australia
             Barwang International Pty. Limited (5)                                            Australia
    Jim Beam Brands Co.                                                                        Delaware
       Future Brands LLC (6)
       James B. Beam Distilling International Co., Inc.                                        Barbados
       JBB Spirits (New York) Inc.                                                             New York
       Jim Beam Brands Export, Inc.                                                            Delaware
       Regal China Corporation                                                                 Delaware
    Jim Beam Brands Canada, L.P. (7)                                                           New Brunswick, Canada
    Jim Beam Brands Greater Europe Ltd.                                                        Scotland
    John de Kuyper & Son, Incorporated                                                         Delaware
    Wood Terminal Company                                                                      Delaware

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3        Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock, of Jim Beam Brands Worldwide ("JBBW"). V&S Vin & Sprit AB owns 10% of JBBW's capital stock, in the form of convertible preferred stock which is convertible into 10% of the common stock of JBBW.

4 33.3% owned by Jim Beam Brands Netherlands, B.V., a subsidiary of Bourbon Warehouse Receipts, Inc.

5        50% owned by Jim Beam Brands Australia Pty. Limited.

6 50% owned by Jim Beam Brands Co., 1% owned by Jim Beam Brands Worldwide, Inc. and 49% owned by The Absolut Spirits Company.

7 99% owned by Jim Beam Brands Worldwide, Inc.; 1% owned by Bourbon Warehouse Receipts, Inc.

                                                                                                  State or Other
                                                                                                   Jurisdiction
Subsidiary                                                                                       of Incorporation
--------------                                                                                 --------------------
MasterBrand Industries, Inc.                                                                   Delaware
    MasterBrand Cabinets, Inc.                                                                 Delaware
       NHB Industries Limited                                                                  Canada
       NHB Industries, Inc.                                                                    Delaware
    Master Lock Company                                                                        Delaware
       Master Lock de Nogales, S.A. de C.V. (8)                                                Mexico
       Master Lock Europe, S.A. (9)                                                            France
    Moen Incorporated                                                                          Delaware
       Creative Specialties International                                                      California
       Creative Specialties International Company
         Limited (10)                                                                          Hong Kong
       Moen Centroamerica, S.A.                                                                Guatemala
       Moen China, Limited (11)                                                                Hong Kong
       Moen de Mexico, S.A. de C.V.                                                            Mexico
       Moen Guangzhou Faucet Co., Ltd. (12)                                                    China
       Moen, Inc.                                                                              Ontario, Canada
       Moen International, Inc.                                                                Connecticut
       Moen of Pennsylvania, Inc.                                                              Delaware
       Moen Servicios S.A. de C.V. Mexico                                                      Mexico
       Moen Sonora S.A. de C.V. (13)                                                           Mexico
       21st Century Companies, Inc.                                                            Delaware
    Waterloo Industries, Inc.                                                                  Delaware
       Waterloo de Nogales, S.A. de C.V. (14)                                                  Mexico
1700 Insurance Company Ltd.                                                                    Bermuda

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8        49,996 shares owned by Master Lock Company and 4 shares owned by John
         Heppner, Executive Vice President and Chief Operating Officer of Master Lock Company.

9        99.68% owned by Master Lock Company.

10       60% owned by Moen Incorporated.

11       Owned 99% by Moen Incorporated and 1% by Moen International, Inc.

12       66.03% owned by Moen Incorporated.

13 49,999 shares owned by Moen Incorporated and 1 share owned by Bruce A. Carbonari, President and Chief Executive Officer of MasterBrand Industries, Inc.

14 99.9% owned by Waterloo Industries, Inc. and 0.1% owned by MasterBrand Industries, Inc.